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                                                                     EXHIBIT 4.4



                          SCOTTISH LIFE HOLDINGS, LTD.
                     Ugland House, 113 South Church Street
                           George Town, Grand Cayman
                      Cayman Islands, British West Indies


                                 ______, 1998

To the Investor executing
  this Agreement on the
  signature page hereof

                       Re:  Securities Purchase Agreement
                            -----------------------------

Ladies and Gentlemen:

     Scottish Life Holdings, Ltd., a Cayman Islands company (the "Company"), hereby agrees with you (the "Investor") as follows:

     Section 1.  Authorization of Securities.  The Company has duly authorized
                 ---------------------------
the issuance, sale and delivery of Class A Warrants (the "Warrants") to purchase its ordinary shares, par value $.01 per share (the "Ordinary Shares").

     Section 2.  Purchase and Sale of Securities.
                 -------------------------------

          (a) Issuance of Securities.  Subject to the terms and conditions set
              ----------------------
forth in this Agreement and in reliance upon the Investor's representations set forth below, on the Closing Date (as defined below) the Company shall sell to the Investor, and the Investor shall purchase from the Company, the number of Warrants at the aggregate cash purchase price (the "Purchase Price") set forth opposite its name on Schedule 1. Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to the Investor, duly registered in its name (or that of its nominee), a duly executed warrant certificate in the form attached as Exhibit A hereto evidencing the Warrants being purchased by it (the "Warrant Certificate"), against delivery by the Investor to the Company on the Closing Date. The Company is entering into securities purchase agreements (the "Other Agreements") substantially in the form of this Agreement with the other investors listed on Schedule 1 ("Other Investors" and, collectively with the Investor, the "Investors"). The Company's agreements with each of the Investors are separate agreements, and the sales to each of the Investors are separate sales.

          (b) Closing of Issuance.  The closing of such sale and purchase (the
              -------------------
"Closing") shall take place at 10:00 A.M., New York City time, on June 17, 1998 (the "Closing Date").

     Section 3.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
represents and warrants to the Investor that:

          (a) Corporate Organization.  The Company is a corporation duly
              ----------------------
organized, validly existing and in good standing under the laws of the Cayman Islands.

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          (b) Corporate Proceedings, etc.  The Company has duly authorized the
              --------------------------
execution, delivery, and performance of this Agreement and the issuance and sale of the Warrants. No other corporate action (including shareholder approval) is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     Section 4.  Representations and Warranties of the Investor.  The Investor
                 ----------------------------------------------
represents and warrants to the Company as follows:

          (a) It is acquiring the Warrants (and will acquire the Ordinary Shares issuable upon exercise of the Warrants) for its own account for investment and not with a view towards the distribution thereof, nor with any present intention of distributing the Warrants (or the Ordinary Shares acquired upon exercise of the Warrants), but without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act to the extent permitted by the Warrant Certificate.

          (b) It is an "accredited investor" within the meaning of Rule 501(a)(3) under the Securities Act.

          (c) It has such knowledge and experience in financial and business maters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Warrants contemplated hereby.

          (d) It has all requisite power and authority to execute this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to acquire and hold the Warrants.

     Section 5.  Additional Covenants of the Parties.
                 -----------------------------------

          (a)  Resale of Securities.
               --------------------

               (i) The Investor covenants that it will not sell or otherwise transfer the Warrants (or any Ordinary Shares acquired upon exercise of the Warrants) except pursuant to an effective registration under the Securities Act or in a transaction which, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and subject to the provisions of the Warrant Certificate.

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               (ii) The certificates evidencing Warrants and Ordinary Shares issuable upon exercise of the Warrants will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

          (b) Further Assurance.  Each of the parties shall execute such
              -----------------
documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

     Section 6.  Investor's Closing Conditions.  The obligation of the Investor
                 -----------------------------
to purchase and pay for the Warrants on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

          (b) Compliance with Agreement.  The Company shall have performed and
              -------------------------
complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

          (c) Delivery of Warrants.  The Company shall have delivered to the
              --------------------
Investor the certificates evidencing the Warrants being purchased by it hereunder as provided in Section 2(a).

          (d) Registration Rights Agreement.  The Company shall have executed
              -----------------------------
and delivered to the Investor the Registration Rights Agreement, the form of which is attached as Exhibit B hereto (the "Registrations Rights Agreement").

     Section 7.  Company Closing Conditions.  The obligation of the Company to
                 --------------------------
issue and deliver the Warrants on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Investor contained in this Agreement shall be true on and as of the Closing Date as though such

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

warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

          (b) Compliance with Agreement.  The Investor shall have performed and
              -------------------------
complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

     Section 8.  Limitation on Disposition.  The Investor will not, without the
                 -------------------------
consent of the Company, sell, transfer or otherwise dispose of the Warrants for a period of one year after the Closing Date except to one or more of its Affiliates, provided that any such affiliate shall agree to be bound by the provisions of this Section 8. As used herein, "Affiliate" means any person or entity directly or indirectly controlling, controlled by or under common control with, the Investor.

     Section 9.  Miscellaneous.
                 -------------

          (a) Section Headings.  The headings of the sections and subsections of
              ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          (b)  Notices.
               -------

               (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

     If to the Investor, at:    the address specified in Schedule 2.1
                                (or at such other address as the Investor may have furnished the Company in writing).

     If to the Company, at:     Ugland House, 113 South Church Street
                                George Town, Grand Cayman
                                Cayman Islands, British West Indies
                                Attention: Chief Executive Officer
                                (or at such other address as it may have furnished the Investor in writing).

               (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b) Termination and Survival.  Unless the Closing has occurred prior
              ------------------------
thereto, this Agreement and all the rights of the parties hereto, shall terminate on December 31, 1998 (unless such date is extended by mutual written consent).

          (c) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and permitted assigns of each of the parties.

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

          (d) Entire Agreement; Amendment and Waiver.  This Agreement and the
              --------------------------------------
agreements attached as Exhibits hereto constitute the entire understanding of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

          (e) Severability.  In the event that any part or parts of this
              ------------
Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

          (f) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the Cayman Islands.

          (g) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one of the same agreement.

     If you are in agreement with the foregoing, please so indicate by executing the acceptance set forth below and return a copy of this Agreement to the Company, whereupon this Agreement shall be a binding agreement between us.


                                        Very truly yours,

                                        SCOTTISH LIFE HOLDINGS, LTD.


                                        BY: ________________________________
                                            Name:
                                            Title:


The foregoing Agreement is hereby accepted:


By:_________________________________
   Name:
   Title:

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

                                   SCHEDULE 1
                                   ----------

    Investors              Number of Ordinary Shares        Purchase Price
    ---------              -------------------------        --------------


Michael C. French                  750,000                    $48,387.10

Michelle L. Boucher                 50,000                    $ 3,225.81

Audubon Assets Limited             500,000                    $32,258.06

Soulieana Limited                  250,000                    $16,129.03

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